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Notice of Availability of Proxy Materials for SSR MINING INC. Annual Meeting

Meeting Date and Location:

When: Thursday, May 7, 2026
10:00 a.m. (Mountain Time)

Where: Online at https://meetnow.global/MSL6VUX

You are receiving this notice to advise that the proxy materials for the above noted securityholders' meeting are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We remind you to access and review all of the important information contained in the Proxy Statement and other proxy materials before voting.

The Proxy Statement and other relevant materials are available at:

https://ir.ssrmining.com/investors/agm/default.aspx

OR

www.sedarplus.ca

How to Obtain Paper Copies of the Proxy Materials

Securityholders may request to receive paper copies of the current meeting materials by mail at no cost. Requests for paper copies may be made using your Control Number as it appears on your enclosed Voting Instruction Form or Proxy. To ensure you receive the materials in advance of the voting deadline and meeting date, all requests must be received no later than April 27, 2026. If you do request the current materials, please note that another Voting Instruction Form/Proxy will not be sent; please retain your current one for voting purposes.

For Holders with a 15 digit Control Number:

Request materials by calling Toll Free, within North America - 1-866-962-0498 or direct, from Outside of North America - (514) 982-8716 and entering your control number as indicated on your Voting Instruction Form or proxy.

To obtain paper copies of the materials after the meeting date, please contact 1-888-338-0046 or 1-303-292-1299.

For Holders with a 16 digit Control Number:

To obtain paper copies of the materials after the meeting date, please contact 1-888-338-0046 or 1-303-292-1299.

Securityholder Meeting Notice

The resolutions to be voted on at the meeting are listed below along with the Sections within the Proxy Statement where disclosure regarding the matter can be found.

1. Election of Directors – Proposal No. 1
2. Approval of the Compensation of the Named Executive Officers – Proposal No. 2
3. Appointment of Auditors – Proposal No. 3

Voting

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PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your securities you must vote using the methods reflected on your enclosed Voting Instruction Form or Proxy.

PLEASE VIEW THE PROXY STATEMENT PRIOR TO VOTING

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Annual Financial statement delivery

- Only Registered and Beneficial holders who opted to receive one